SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 25, 2012

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On June 25, 2012, Marina Bay Sands Pte. Ltd. (the “Borrower”), a subsidiary of Las Vegas Sands Corp. (“LVSC”), entered into a Facility Agreement (the “New Facility Agreement”) with (i) DBS Bank Ltd. (“DBS”), Oversea-Chinese Banking Corporation Limited (“OCBC”), United Overseas Bank Limited (“UOB”), Malayan Banking Berhad, Singapore Branch (“MBB”), Standard Chartered Bank, Sumitomo Mitsui Banking Corporation and CIMB Bank Berhad, Singapore Branch, as mandated lead arrangers (collectively, the “Lead Arrangers”), (ii) DBS, OCBC, UOB and MBB as global coordinators (collectively, the “Global Coordinators”), (iii) DBS, as agent for the finance parties (the “Agent”) and security trustee for the secured parties and (iv) certain other lenders party thereto.  Capitalized terms used herein and not defined herein are defined in the New Facility Agreement.

The New Facility Agreement1 provides for S$5,100,000,0002 of term loan and revolving loan facilities.  The loans under the New Facility Agreement consist of a (i) S$4,600,000,000 term loan that was drawn in full by Borrower on June 28, 2012 (the “Term Loan Facility”) and (ii) S$500,000,000 revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Facilities”) that is available to be drawn on for sixty-five months from the date of the New Facility Agreement (the “Closing Date”).

The proceeds from the Term Loan Facility were used to refinance outstanding indebtedness of the Borrower, pay certain fees, expenses and accrued interest and for general corporate purposes of the Borrower.

The obligations of the Borrower under the New Facility Agreement are secured by a first-priority security interest in substantially all of the Borrower’s assets, other than capital stock and similar ownership interests, certain furniture, fixtures, fittings and equipment that are financed by third parties and certain other excluded assets.

Borrowings under the Facilities for outstanding loans will bear interest at the Singapore Swap Offer Rate, plus a margin that is fixed for six months from the Closing Date.  Beginning on the date that is six months after the Closing Date, the margin for all outstanding loans is subject to reduction based on the Borrower’s ratio of Debt to Consolidated Adjusted EBITDA.  The Borrower will also pay a commitment fee on all undrawn amounts under the Revolving Facility equal to a percentage of the applicable margin.

The Revolving Facility and the Term Loan Facility mature, respectively, five-and-a-half and six years from the Closing Date (each such date, a “Maturity Date”).  Commencing on September 30, 2014, and at the end of each quarter thereafter, the Borrower is required to repay a certain percentage (as set forth in the New Facility Agreement) of the outstanding principal amount of the Term Loan Facility.  The outstanding aggregate principal balance of each of the Facilities is due in full on the Maturity Date applicable to such Facility.

The Borrower is required to prepay amounts outstanding under the Facilities with (i) a percentage of the net proceeds from the sale of certain assets outside of the ordinary course of business (subject to a reinvestment right and certain limited exceptions), (ii) the proceeds of new indebtedness other than certain permitted indebtedness and (iii) any net proceeds received in connection with the cancellation, suspension, non-issue, variation or revocation of the Casino License.  Furthermore, on the occurrence of

1	All loans under the New Facility Agreement are denominated in Singapore dollars (“S$”).
2	Or 3,981,886,321 U.S. dollars (“US$”), based on the exchange rate of S$1.2808 to US$1.00 as of June 28, 2012.

certain events, including, but not limited to, a Change of Control of Borrower, the Borrower is required to repay the then outstanding amounts under the Facilities.

The New Facility Agreement contains affirmative and negative covenants customary for such financings.  The New Facility Agreement also requires the Borrower to maintain (i) a maximum ratio of Debt to Consolidated Adjusted EBITDA, (ii) a minimum ratio of Consolidated Adjusted EBITDA to Consolidated Total Interest Expense and (iii) a positive Consolidated Net Worth.

In order to satisfy any of the financial covenants referenced in the preceding sentence, the Borrower may, subject to certain limits set forth in the New Facility Agreement, cure any shortfall by obtaining a contribution of equity or subordinated debt, repaying indebtedness, providing cash cover, or obtaining a letter of credit in favor of the Agent.

The New Facility Agreement contains customary events of defaults (some of which are subject to grace periods), including, but not limited to, nonpayment of principal or interest when due and certain events with respect to the Marina Bay Sands integrated resort (the “Integrated Resort”).

The Global Coordinators, the Lead Arrangers, and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for LVSC and/or the Borrower and their respective affiliates from time to time, for which they have received customary compensation for such services, and may continue to do so in the future.

Item 1.02     Termination of a Material Definitive Agreement.

On June 28, 2012, in connection with the funding of the Term Loan Facility under the New Facility Agreement as described in Item 1.01 above, (i) the Facility Agreement, dated as of December 28, 2007 (as amended to date, the “2007 Agreement”), among the Borrower and (a) Goldman Sachs Foreign Exchange (Singapore) Pte. (“GS”), DBS, UOB Asia Limited (“UOB”) and OCBC, as coordinators (collectively, the “2007 Coordinators”), (b) GS, DBS, UOB, OCBC, Citigroup Global Markets Asia Limited, Lehman Brothers Finance Asia Pte. Ltd., Merrill Lynch International Bank Ltd. (Merchant Bank), Sumitomo Mitsui Banking Corporation, Malayan Banking Berhad, Standard Chartered Bank, The Royal Bank of Scotland plc, Singapore Branch, Calyon, and The Bank of Nova Scotia Asia Limited, as mandated lead arrangers (collectively, the “2007 Arrangers”), (c) DBS as technical bank, agent for the finance parties and security trustee for the secured parties and (d) the financial institutions listed therein as lenders, and all security interests related thereto were terminated and all amounts outstanding thereunder were repaid and (ii) the Sponsor Support Agreement (as amended to date, the “Sponsor Support Agreement”), dated as of December 28, 2007, among LVSC, as sponsor, Sands Mauritius Holdings and MBS Holdings Pte. Ltd., as holding company, Borrower, and DBS, as security trustee, and all obligations thereunder were terminated.

The 2007 Agreement provided for a (i) S$2,000,000,000 term loan, (ii) S$2,750,000,000 delayed draw term loan, (iii) S$192,604,530 banker’s guarantee facility and (iv) S$500,000,000 revolving credit facility.  The Sponsor Support Agreement, which was entered into in connection with the 2007 Agreement, required, among other things, that LVSC, as the sponsor of the Integrated Resort project (the “IR Project”): (i) assume responsibility for all cost-overruns incurred by Borrower in connection with the design, development and construction of the IR Project, (ii) insure that the IR Project was constructed in accordance with (a) the documents entered into with the Singapore Tourism Board, including the Development Agreement, and (b) the terms of the 2007 Agreement and (iii) pay (or cause one of its subsidiaries to pay) all expenses of the IR Project that were not funded by the facilities under the 2007 Agreement and other permitted indebtedness (including actual cost overruns and financing expenses).

The 2007 Coordinators and the 2007 Arrangers, and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for LVSC and/or the Borrower and their respective affiliates from time to time, for which they have received customary compensation for such services, and may continue to do so in the future.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On June 27, 2012, LVSC voluntarily prepaid $400,000,000 (the “Prepayment”) of the $2,841,359,740 outstanding under that certain Amended and Restated Credit and Guaranty Agreement, dated as of August 18, 2010, by and among LVSC, certain affiliates of LVSC, as guarantors, and the lenders party thereto (the “U.S. Credit Agreement”).  The Prepayment was made in accordance with the terms of the U.S. Credit Agreement and was funded by LVSC using cash-on-hand.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 28, 2012

LAS VEGAS SANDS CORP.

By:	/s/ Kenneth J. Kay
Name:	Kenneth J. Kay
Title:	Executive Vice President and Chief Financial Officer